ELEVENTH  RENEWAL  AND  EXTENSION  AGREEMENT


THE  STATE  OF  TEXAS

COUNTY  OF  MONTGOMERY

     This ELEVENTH RENEWAL AND EXTENSION AGREEMENT (the "Eleventh Renewal") is executed this 1st day of March, 2000 (the "Execution Date"), but effective as of December 1, 1999, by and between PLAZA CONSTRUCTION, INC. ("Maker"), a Texas corporation, and WEINGARTEN REALTY INVESTORS ("Payee"), a Texas real estate investment trust.

                      W  I  T  N  E  S  S  E  T  H:
                      ----------------------------

     WHEREAS, the Payee is the present legal owner and holder of that certain Promissory Note dated November 29, 1982 (the "Original Note"), in the original principal sum of Twelve Million and No/100 Dollars ($12,000,000.00) executed by River Pointe Venture I ("River Pointe"), a Texas joint venture, payable to the order of Weingarten Realty, Inc. ("WRI"), a Texas corporation, payable as therein provided, which Note is secured by (i) a Deed of Trust and Security Agreement dated November 29, 1982 (the "Original Deed of Trust"), executed by River Pointe to Melvin A. Dow, Trustee, filed under Clerk's File No. 8254156 and under Film Code Reference No. ###-##-#### in the Real Property Records of Montgomery County, Texas, covering and affecting certain property situated in Montgomery County, Texas, more particularly described therein (the "Property"), and (ii) any and all other liens, security instruments, and documents executed by River Pointe and/or Maker, securing or governing the payment of the Original
Note including, but not limited to, that certain Loan Agreement dated November 29, 1982 ("Original Loan Agreement"), executed by WRI and River Pointe; and

     WHEREAS, by that certain River Pointe Venture I Assignment of Interest and Dissolution, dated October 16, 1987, filed on October 19, 1987, under Clerk's
File No. 8747284, in the Real Property Records of Montgomery County, Texas, River Pointe was dissolved and Maker assumed all of the debts and obligations of River Pointe, and obtained ownership of all of the assets of River Pointe, including, but not limited to, the Property; and

     WHEREAS, on April 5, 1988, WRI assigned and conveyed all of its property, both real and personal, including, without limitation, the Original Note, to Payee, as evidenced by that certain Master Deed and General Conveyance, from WRI to Payee, a counterpart of which was filed under Clerk's File No. 8815730 and under Film Code Reference No. ###-##-####, in the Real Property Records of Montgomery County, Texas; and

     WHEREAS, by instrument entitled Renewal and Extension Agreement, entered into as of November 1, 1989 (the "First Renewal"), executed by Maker and Payee, the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing, or securing the payment of the Original Note were renewed and extended; and

     WHEREAS, by instrument entitled Second Renewal and Extension Agreement dated March 12, 1991, but effective as of December 1, 1990 (the "Second Renewal"), filed on March 21, 1991, under Clerk's File No. 9111519 and under
Film Code Reference No. ###-##-#### in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Third Renewal and Extension Agreement dated February 28, 1992, but effective as of December 1, 1991 (the "Third Renewal"), filed on May 14, 1992, under Clerk's File No. 9222962, and under Film Code
Reference No. ###-##-#### in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Fourth Renewal and Extension Agreement dated February 19, 1993, but effective as of December 1, 1992 (the "Fourth Renewal"), Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Fifth Renewal and Extension Agreement dated March 9, 1994, but effective as of December 1, 1993 (the "Fifth Renewal"), filed on March 18, 1994 under Clerk's File No. 9415326 and under Film Code Reference No. ###-##-#### in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing, or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Sixth Renewal and Extension Agreement dated February 22, 1995, but effective as of December 1, 1994 (the "Sixth Renewal"), filed on March 1, 1995 under Clerk's File No. 09511049 and under Film Code Reference No. 046-00-0785 in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing, or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Seventh Renewal and Extension Agreement dated February 7, 1996, but effective December 1, 1995 (the "Seventh Renewal"), filed on February 23, 1996 under Clerk's File No. 9611331 and under Film Code Reference No. 135-00-0887 in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing, or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Eighth Renewal and Extension Agreement dated February 21, 1997, but effective December 1, 1996 (the "Eighth Renewal") filed on Nov. 5, 1997, under Clerk=s File No. 9771746 and under Film Code Reference No. 316-00-0327, in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing, or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Ninth Renewal and Extension Agreement dated December 15, 1998, but effective December 1, 1997 (the "Ninth Renewal") filed on March 22, 1999, under Clerk=s File No. 99021470 and under Film Code Reference No. 509-00-0781, in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing, or securing payment of the Original Note; and

     WHEREAS, by instrument entitled Tenth Renewal and Extension Agreement dated January 7, 1999, but effective December 1, 1998 (the "Tenth Renewal") filed on March 22, 1999, under Clerk=s File No. 99021471 and under Film Code Reference No. 509-00-0786, in the Official Public Records of Real Property of Montgomery County, Texas, Maker and Payee further modified and extended the Original Note, Original Deed of Trust, Original Loan Agreement, and all other documents evidencing, governing, or securing payment of the Original Note; and

     WHEREAS, the Original Note, the Original Deed of Trust, and Original Loan Agreement, together with any and all other liens, security interests and documents evidencing, securing or governing payment of the Original Note, as modified by the First Renewal, Second Renewal, Third Renewal, Fourth Renewal, Fifth Renewal, Sixth Renewal, Seventh Renewal, Eighth Renewal, Ninth Renewal, and Tenth Renewal are herein referred to as the "Note" and "Security Instruments," respectively; and

     WHEREAS, Maker and Payee now propose to modify the Note in certain respects and to continue the lien and priority of the Security Instruments as security for the payment of the Note, as set forth more particularly herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and Payee hereby agree as follows:

     1. The Maker re-affirms its promise to pay to the order of the Payee, at 2600 Citadel Plaza Drive, Suite 300, Houston, Harris County, Texas 77008, the principal balance due and owing on the Note, with accrued interest thereon, as provided in the Note, except that the maturity date of the Note is hereby amended and extended until December 1, 2000, at which time the unpaid principal balance of the Note, together with all accrued but unpaid interest, shall be due and payable.

     All liens securing the Note, including, but not limited to, the lien created by the Original Deed of Trust, are hereby renewed, extended and carried forward to secure payment of the Note, as hereby amended, and the Original Deed of Trust is hereby amended to reflect that the maturity date of the Note is December 1, 2000. All other Security Instruments including, but not limited to, the Original Loan Agreement, are likewise hereby modified and amended to reflect the renewal and extension of the maturity date of the Note to December 1, 2000.

     2. Maker hereby represents and warrants to Payee that (a) Maker is the sole legal and beneficial owner of the Property (b) Maker has the full power and authority to make the agreements contained in this Eleventh Renewal, without joinder and consent of any other party; and (c) the execution, delivery and performance of this Eleventh Renewal will not contravene or constitute an event which itself or which, with the passing of time, or giving of notice, or both, would constitute a default under any trust deed, deed of trust, loan agreement, indenture or other agreement to which Maker is a party or by which Maker or any of its property is bound. Maker hereby agrees to indemnify and hold harmless Payee against any loss, claim, damage, liability or expense (including, without limitation, attorneys' fees) incurred as a result of any representation or warranty made by Maker in this Section 2 proving to be untrue in any material respect.

     3. To the extent that the Note is inconsistent with the terms of this Eleventh Renewal, the Note is hereby modified and amended to conform with this Eleventh Renewal. Except as modified, renewed and extended by this Eleventh Renewal, the Note and the Security Instruments remain unchanged and continue unabated and in full force and effect as the valid and binding obligation of the Maker.

     4. In conjunction with the extension, renewal and modification of the Note and the Security Instruments, Maker hereby extends and renews the liens, security interests, and assignments created and granted in the Security Instruments until the indebtedness secured thereby, as so extended, renewed and modified, has been fully paid, and agrees that such extension, renewal and modification shall in no manner affect or impair the Note, the liens or security interests securing same, and that said liens, security interests, and assignments shall not in any manner be waived. The purpose of this Eleventh
Renewal is simply to extend the time of payment of the loan evidenced by the Note and any indebtedness secured by the Security Instruments, as modified by this Eleventh Renewal, and to carry forward all liens and security interests securing the same, which are acknowledged by Maker to be valid and subsisting.

     5. Maker covenants and warrants that the Payee is not in default under the Note or Security Instruments, each as modified by this Eleventh Renewal
(collectively referred to as the "Loan Instruments"), that there are no defenses, counterclaims or offsets to such Loan Instruments; and that all of the provisions of the Loan Instruments, as amended hereby, are in full force and effect.

     6. Maker agrees to pay all costs incurred in connection with the execution and consummation of this Eleventh Renewal, including but not limited to, all recording costs, the premium for an endorsement to the Mortgagee Policy of Title Insurance insuring the validity and priority of the Original Deed of Trust, in form satisfactory to Payee, and the reasonable fees and expenses of Payee's counsel.

     7. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.

     8. Payee is an unincorporated trust organized under the Texas Real Estate Investment Trust Act. Neither the shareholders of Payee, nor its Trust Managers, officers, employees, or other agents shall be personally, corporately, or individually liable, in any manner whatsoever, for any debt, act, omission, or obligation of Payee, and all persons having claims of any kind whatsoever against Payee shall look solely to the property of Payee for the enforcement of their rights (whether monetary or non-monetary) against Payee.

     EXECUTED this day and year first above written, but effective for all purposes as of December 1, 1999.

                              PLAZA  CONSTRUCTION,  INC.,  a  Texas  corporation


                              By:_______________________________________________
                                    Martin  Debrovner,  Vice  President
                                                                         "MAKER"



                              WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust


                              By:_______________________________________________
                                  Bill Robertson, Jr.,  Executive Vice President
                                                                         "PAYEE"



THE  STATE  OF  TEXAS

COUNTY  OF  MONTGOMERY

     This instrument was acknowledged before me on this ______ day of ____________, 2000, by Martin Debrovner, Vice President of PLAZA CONSTRUCTION, INC., a Texas corporation, on behalf of said corporation.


                                              _________________________________
                                              Notary  Public,  State  of  Texas

THE  STATE  OF  TEXAS

COUNTY  OF  MONTGOMERY

     This instrument was acknowledged before me on this ______ day of ______________, 2000, by Bill Robertson, Jr., Executive Vice President of WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust, on behalf of said real estate investment trust.


                                              _________________________________
                                              Notary  Public,  State  of  Texas